SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                JANUARY 29, 2004


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


       DELAWARE                        1-4717                  44-0663509
  ----------------------------    ------------------   -------------------------
  (State or other jurisdiction    (Commission file )        (IRS Employer
    of incorporation)                number             Identification Number)

                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (816) 983 - 1303


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)         Exhibits

            EXHIBIT NO.                         DOCUMENT
            (99)                                Additional Exhibits

            99.1 Press Release issued by Kansas City Southern dated January 29, 2004 entitled, "Kansas City
                                                Southern Reports Year-to-Date
                                                and Fourth Quarter 2003
                                                Earnings," is attached hereto as
                                                Exhibit 99.1


            99.2                                The following schedules are
                                                attached hereto as Exhibit 99.2
                                                - Kansas City Southern Operating
                                                Statements, Kansas City Southern
                                                Railway Carloadings by
                                                Commodity, Kansas City Southern
                                                Consolidated Balance Sheets



ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Kansas City Southern ("KCS" or "Company") is filing under Item 12 of this Current Report on Form 8-K the information included as Exhibit 99.1 and Exhibit
99.2 of this report. Exhibit 99.1 is the Company's press release, dated January 29, 2004, announcing KCS's fourth quarter and year to date 2003 earnings and operating results. Included in Exhibit 99.2 are schedules regarding certain financial information discussed at the Company's fourth quarter 2003 analyst presentation and conference call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Kansas City Southern


Date: January 30, 2004              By:   /S/  RONALD G. RUSS
                                       ----------------------------
                                             Ronald G. Russ
                            Executive Vice President and Chief Financial Officer

EXHIBIT 99.1


   KANSAS CITY SOUTHERN                                            PRESS RELEASE
   Cathedral Square - 427 West 12TH Street - P.O. Box 219335
   Kansas City, Missouri 64121-9335                             NYSE SYMBOL: KSU


   Date:          January 29, 2004

   Media Contact: William H. Galligan                   Phone:      816/983-1551
                  william.h.galligan@kcsr.com

                    KANSAS CITY SOUTHERN REPORTS YEAR-TO-DATE
                        AND FOURTH QUARTER 2003 EARNINGS

EARNINGS ANALYSIS & COMMENTARY

Kansas City Southern (KCS or Company) (NYSE: KSU) reported net income of $11.2 million ($0.08 per diluted share) for the year ended December 31, 2003 compared to $57.2 million ($0.91 per diluted share) for the year ended December 31, 2002.

The Company's domestic business, excluding an adjustment in claims reserves of $21.1 million, improved its operating income from $48.0 million in 2002 to $50.2 million in 2003. The Company experienced positive effects year over year from revenue growth, which increased $15.1 million (2.7%) to $581.3 million in 2003. Additionally, The Kansas City Southern Railway Company (KCSR) car hire costs declined ($9.7 million) as did consolidated other operating expenses ($5.5 million). These improvements were partially offset by higher KCSR fuel costs, which rose $9.0 million in 2003 compared to 2002, and increases in certain other volume-related operating costs.

Based on preliminary results, equity in earnings from Grupo Transportacion Ferroviaria Mexicana, S.A. de. C.V. (Grupo TFM) were $11.3 million in 2003 compared to $45.8 million in 2002. This decline resulted primarily from a $19.0 million reduction in the deferred tax benefit during 2003 compared to 2002 (calculated under U.S GAAP) and the devaluation of the peso, which resulted in an approximate $34 million decline in Grupo TFM revenues year over year. In 2002, equity earnings from Grupo TFM included a $39.2 million deferred tax benefit compared to $20.2 million in 2003.

For the fourth quarter of 2003, KCS reported a net loss of $6.2 million (loss per diluted share of $0.12) compared to net income of $20.4 million for the same 2002 period. The decrease in net income was primarily attributable to an increase in claims reserves of $13.5 million (after tax). The increase in these reserves was necessary to better reflect the claims risk in the U.S. rail sector, which includes occupational illness, third party liability, Federal Employers Liability Act (FELA) and property damage. The earnings per share impact of this increase to claims reserves was $0.22 per diluted share in the fourth quarter of 2003. Excluding this adjustment, net income for the fourth quarter 2003 would have been $7.3 million ($0.10 per diluted share) and operating income would have been 2.9% higher than the fourth quarter of 2002. This increase in ongoing operating income was driven by higher consolidated fourth quarter revenue, which rose to $148.5 million, a 3% increase over fourth quarter 2002. Preliminary results from Grupo TFM yielded a $13.1 million decline in equity earnings to $5.1 million in fourth quarter 2003 compared to $18.2 million in fourth quarter 2002.

EARNINGS (LOSS) PER SHARE INFORMATION1:
                                              FOURTH QUARTER   YTD THROUGH 12/31
                                             ---------------   -----------------
                                                2003    2002       2003    2002
                                             -------- -------    ------- -------
U.S. Operations                              $ (0.13) $ 0.10     $ 0.03  $ 0.45
Grupo TFM and PCRC (including allocated
 interest), PRELIMINARY                         0.01    0.22      (0.09)   0.46
                                             -------  -------    ------- -------
     INCOME (LOSS) BEFORE CUMULATIVE EFFECT
      OF ACCOUNTING CHANGE                     (0.12)   0.32      (0.06)   0.91
Cumulative effect of accounting change, net
 of income taxes                                                   0.14
                                             -------  -------    ------- -------
     NET INCOME (LOSS)                       $ (0.12) $ 0.32     $ 0.08  $ 0.91


YEAR-TO-DATE HIGHLIGHTS
KCSR revenues for the year ended December 31, 2003 increased by 2.8% to $575.3 million compared to $559.6 million in 2002. Revenue increases in the agriculture and minerals ($11.3 million), and paper and forest products ($11.3 million) commodity groups reflected a strong resurgence in carload traffic that took place in the second half of 2003 on KCSR. Traffic volume for all of 2003 increased approximately 2% year over year. Excluding unit train coal traffic, traffic volume increased approximately 5%. Coal revenues declined by $8.5 million from 2002, which had been a record tonnage year for KCSR. Chemical and petroleum product revenues were down $6.9 million compared to the prior year with continued weakness in its plastics business due to the higher costs of natural gas throughout 2003.

Operationally, KCSR realized lower car hire costs and other expenses, which were driven by KCSR's new information technology platform, MCS, installed in 2002. These cost reductions helped to offset volume-related increases for certain other 2003 operating costs. For instance, even though KCS realized a $15.1 million increase in revenues during 2003, employee compensation and related costs were approximately the same as 2002 with an average staffing level of 2,612 compared to 2,649 in 2002. Fuel costs for 2003 rose due to a $0.17 increase in the average price per gallon over the prior year.
Casualties and insurance costs for 2003 increased by $31.2 million related to the increase in claims reserves discussed above, as well as the impact of favorable insurance settlements in 2002.

As part of the same comprehensive review leading to the increase in the reserves for claims, KCSR retained the services of an international consulting engineering firm to undertake a depreciation study of the Company's property, plant and equipment. While there can be no assurance that the results will be

--------------------------------------------------
1 The components of the diluted earnings per share information include measurements that are not presented under accounting principles generally accepted in the United States of America ("U.S. GAAP"). This presentation includes an internal allocation of interest expense from U.S. operations to Grupo TFM. Management believes this interest expense allocation results in a more accurate reflection of the diluted earnings per share relating to the contribution of Grupo TFM to the consolidated net income of KCS. The interest expense allocation is based upon the initial amount of capital invested by KCS in Grupo TFM and is calculated utilizing a blended interest rate applicable to the Company's indebtedness composition. This measurement is presented to provide the reader of these financial statements with a better understanding of the impact of financing costs on the earnings per share related to KCS's investment in Grupo TFM. The nearest GAAP measurement is net income, which is included in the consolidated statements of income included in this press release.

attained, the study, which will soon be filed with the U.S. Surface Transportation Board and will require its approval, finds that, beginning in 2004, depreciation expense on KCSR can be reduced by $10 million to $12 million per annum.

Grupo TFM overall freight volumes in 2003 increased 3.3% over 2002. Revenues declined 1.9% primarily due to the impact of the devaluation of the Mexican peso against the U.S. dollar. In 2003, 59.7% of Grupo TFM's revenues were U.S. dollar denominated, and the Mexican peso suffered an approximate 12% devaluation against the U.S. dollar.

Consolidated other income declined $10.8 million year over year due to lower sales of non-operating assets in 2003.

Also contributing to KCS net income during 2003 was a one-time $8.9 million benefit (net of tax) recorded in the first quarter of 2003 relating to the cumulative effect of a required change in accounting for removal costs of certain track structure assets. In addition, in 2002, the Company recorded a charge of $4.3 million related to debt retirement and a $4.4 million gain on the sale of its ownership interest in Mexrail to Grupo TFM.

FOURTH QUARTER HIGHLIGHTS

Fourth quarter 2003 KCSR revenues increased by 3%, to $147.0 million, compared with $142.7 million for the fourth quarter 2002. All major commodities showed increases in revenue and freight volume except for plastics and coal. Agriculture and minerals revenues increased by $4.4 million, led principally by strong export grain movements. Paper and forest products revenues grew $2.2 million, attributable to a 9% increase in pulp and paper revenues, and a 9% gain in lumber revenues. Intermodal and automotive revenues increased $1.7 million in the fourth quarter 2003 compared with fourth quarter 2002. Coal revenues declined by $3.7 million due to lower demand related to excess coal stockpiles and some minor unloading disruptions at plants served by KCSR. Chemical and petroleum products revenues were off $1.3 million due to continued weakness in plastics. Overall, KCSR volume increased 8% quarter to quarter. Excluding coal movements, volume increased 13% over the prior year period.

KCS reported an operating loss of $6.8 million in the fourth quarter of 2003 compared to operating income of $13.9 million in the same 2002 period. This $20.7 decline resulted from a $27.0 million increase in casualties and insurance costs (partially attributed to favorable insurance settlements during the fourth quarter 2002 of $5.6 million) and higher fuel expense at KCSR of $1.4 million. These declines were partially offset by higher revenues and service quality and productivity improvements in the fourth quarter of 2003. In particular, a $3.3 million decrease in car hire, and a $2.1 million decrease in other costs helped offset increases in other operating expenses.

The Company's preliminary equity in earnings from Grupo TFM decreased $13.1 million quarter-to-quarter. Grupo TFM fourth quarter revenues declined 2.5% to $175 million. The decline was driven by the Mexican peso devaluation against the U.S. dollar, down approximately 10% and lower automotive shipments, down 8.3%. Fourth quarter 2002 equity in earnings from Grupo TFM included a $19.9 million deferred tax benefit (calculated under U.S. GAAP). In the fourth quarter of 2003, the deferred tax benefit reported in Grupo TFM's equity earnings was $ 6.0 million, a reduction of $13.9 million from the comparable 2002 period. The variance in the deferred tax calculation of Grupo TFM is mostly attributable to fluctuations in the peso exchange rate and tax benefits derived from the impact of inflation in Mexico. The Company reports its equity in Grupo TFM under U.S. GAAP, while Grupo TFM reports under International Financial Reporting Standards (IFRS).

COMMENTS FROM THE CHAIRMAN
Michael R. Haverty, KCS's Chairman, President and Chief Executive Officer stated "We are pleased with the continued revenue and operating performance improvements at KCSR which will carry into 2004 and result in bottom line improvements. KCSR's success has been somewhat masked by the necessity of taking a substantial charge in the fourth quarter related to claims reserves.

"KCSR is no different from some of the other North American Class I railroads that have recently adjusted claims reserves to protect themselves from the realities of the tort litigation environment in the U.S. in which we operate. The claims adjustment is not a reflection of KCSR's safety record. In nearly every measurement, KCSR has consistently been judged as one of the safest railroad operations in the industry. Nevertheless, in order to adequately protect our Company, we made the hard but correct decision to increase our claims reserves by $13.5 million, after-tax, in the fourth quarter of 2003.

"With respect to the pending NAFTA Rail transaction, KCS remains committed to its efforts to complete the transaction. Currently, the dispute between KCS and Grupo TMM involving the validity of the acquisition contract is in binding arbitration governed by Delaware law under the auspices of the American Arbitration Association.

"Recently, there have been important developments concerning TFM's Value Added Tax (VAT) Refund Claim. On January 19, 2004, the Mexican Treasury, a branch of the Mexican Finance Ministry, delivered to TFM a VAT refund certificate in the amount of over $2.1 billion pesos, the same amount as the refund originally claimed by TFM in 1997. The next day, another branch of the Mexican Finance Ministry, the Tax Administration Service (SAT) delivered to TFM its preliminary results of its audit of TFM's 1997 tax returns. SAT has preliminarily concluded that the documentation used by TFM to support the VAT receivable and depreciation shown on its 1997 tax return did not meet the requirements of applicable law. As a result of its preliminary findings, the SAT has administratively attached the VAT refund certificate delivered to TFM. TFM has 20 business days to supply the requested documentation to SAT, and it has other remedies available to it under Mexican law to protect its rights. We expect TFM to respond to the SAT's preliminary audit conclusions and to take all other legal actions necessary to protect the rights of its shareholders.

"We at KCS are looking ahead to 2004 with a high degree of confidence in our growth prospects. The year has begun well for the railroad industry in general and KCSR in particular. The North American economy is strengthening and our MCS computer platform, as advertised, is resulting in better management of every aspect of the railroad. MCS will soon be implemented on Tex-Mex Railway, a subsidiary of TFM. Our marketing and operations teams are simultaneously growing our business and improving our customer service -- a winning combination. We are fully committed to continuing to grow traffic routed via KCS to and from Mexico. Last year we saw a 25% increase in our KCS/TFM carloads and with a robust economy, we expect to see a continued positive trend throughout 2004."



KCS IS COMPRISED OF, AMONG OTHERS, THE KANSAS CITY SOUTHERN RAILWAY COMPANY ("KCSR") AND EQUITY INVESTMENTS IN GRUPO TFM, SOUTHERN CAPITAL CORPORATION ("SOUTHERN CAPITAL") AND PANAMA CANAL RAILWAY COMPANY ("PCRC").

THIS PRESS RELEASE INCLUDES STATEMENTS CONCERNING POTENTIAL FUTURE EVENTS INVOLVING THE COMPANY, WHICH COULD MATERIALLY DIFFER FROM THE EVENTS THAT ACTUALLY OCCUR. THE DIFFERENCES COULD BE CAUSED BY A NUMBER OF FACTORS INCLUDING THOSE FACTORS IDENTIFIED IN A CURRENT REPORT ON FORM 8-K DATED DECEMBER 11, 2001 FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") (COMMISSION FILE NO. 1-4717). THE COMPANY WILL NOT UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.


                              KANSAS CITY SOUTHERN
                        CONSOLIDATED STATEMENTS OF INCOME
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                               THREE MONTHS             YEAR ENDED
                                            ENDED DECEMBER 31,         DECEMBER 31,
                                             2003        2002        2003        2002
                                           ------      ------      ------      ------
REVENUES                                   $148.5      $144.2      $581.3      $566.2
COSTS AND EXPENSES
Compensation and benefits                    51.4        50.7       197.8       197.8
Depreciation and amortization                16.2        16.1        64.3        61.4
Purchased services                           17.4        16.1        63.5        59.6
Casualties and insurance                     30.2         3.2        56.4        25.2
Operating leases                             13.8        13.9        57.2        55.0
Fuel                                         12.1        10.7        47.4        38.4
Car hire                                      1.5         4.8        10.0        19.7
Other                                        12.7        14.8        55.6        61.1
                                           ------      ------      ------      ------
TOTAL COSTS AND EXPENSES                    155.3       130.3       552.2       518.2

OPERATING INCOME (LOSS)                      (6.8)       13.9        29.1        48.0

Equity in net earnings (losses) of
 unconsolidated affiliates
  Grupo Transportacion Ferroviaria Mexicana,
    S.A. de C.V. (PRELIMINARY)                5.1        18.2        11.3        45.8
  Other                                      (0.3)       (0.5)       (1.3)       (2.4)
Gain on sale of Mexrail, Inc.               (11.6)      (11.7)      (46.4)      (45.0)
Debt retirement costs                           -           -           -        (4.3)
Other income                                  2.0         2.3         6.8        17.6
                                           ------      ------      ------      ------

INCOME (LOSS) BEFORE INCOME TAXES AND
 CUMULATIVE EFFECT OF ACCOUNTING CHANGE     (11.6)       22.2        (0.5)       64.1
Income tax provision (benefit)               (5.4)        1.8        (2.8)        6.9
                                           ------      ------      ------      ------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                           (6.2)       20.4         2.3        57.2

Cumulative effect of accounting change, net
 of income taxes                                -           -         8.9           -
                                           ------      ------      ------      ------
                                             (6.2)       20.4        11.2        57.2

PREFERRED STOCK DIVIDENDS                     1.2         0.1         5.9         0.2
                                           ------      ------      ------      ------
NET INCOME (LOSS) AVAILABLE TO COMMON
 SHAREHOLDERS                              $ (7.4)     $ 20.3      $  5.3      $ 57.0
                                           ======      ======      ======      ======
PER SHARE DATA
--------------
Basic weighted average Common shares
 outstanding (IN THOUSANDS)                 62,053      60,987      61,725      60,336
Basic earnings (loss) per Common share
 Income (loss) before cumulative effect
  of accounting change                     $ (0.12)     $ 0.33      $ 0.06      $ 0.94
 Cumulative effect of accounting change         -           -         0.14          -
                                            ------      ------      ------      ------
Net income (loss)                          $ (0.12)       0.33        0.08        0.94

Diluted weighted average Common shares
 outstanding (IN THOUSANDS)                 62,053      62,642      61,725      62,318
Diluted earnings (loss) per Common share
 Income (loss) before cumulative effect    $ (0.12)       0.32       (0.06)       0.91
 Cumulative effect of accounting change         -          -          0.14          -
                                            ------      ------      ------      ------
Net income (loss)                          $ (0.12)       0.32        0.08        0.91


EXHIBIT 99.1


KANSAS CITY SOUTHERN
OPERATING STATEMENTS
DOLLARS IN MILLIONS

                           FOURTH QUARTER FOURTH QUARTER    YEAR TO DATE   YEAR TO DATE
                               2003           2002              2003           2002
                            ------------   ------------     -------------  -------------
Revenues
    Freight Revenue          $    100.0     $     93.3        $    379.2     $    360.1
    Intermodal and
     Automotive Revenue            15.4           13.6              59.1           59.9
    Unit Coal Revenue              22.4           25.8              90.9           98.7
    Haulage Revenue                 2.6            2.5              10.5           10.0
    Other Revenue                   8.1            9.0              41.6           37.5
                            ------------   ------------     -------------  -------------
      Total Revenues              148.5          144.2             581.3          566.2
                            ------------   ------------     -------------  -------------

Operating Expenses
    Compensation and Benefits      51.4           50.7             197.8          197.8
    Fuel                           12.1           10.7              47.4           38.4
    Material and Supplies           5.6            6.8              26.9           29.1
    Car Hire                        1.5            4.8              10.0           19.7
    Purchased Services             17.4           16.1              63.5           59.6
    Casualties & Insurance         30.2            3.2              56.4           25.2
    Other                           3.4            8.1              13.9           20.1
                            ------------   ------------     -------------  -------------
      Net Operating Expenses      121.6          100.4             415.9          389.9
                            ------------   ------------     -------------  -------------

Fixed Expenses
    Leases, Net                    13.8           13.9              57.2           55.0
    Depreciation                   16.2           16.1              64.3           61.4
    Taxes (Other Than Income)       3.7           (0.1)             14.8           11.9
                            ------------   ------------     -------------  -------------
      Total Fixed Expenses         33.7           29.9             136.3          128.3
                            ------------   ------------     -------------  -------------
    Total Expenses                155.3          130.3             552.2          518.2
                            ------------   ------------     -------------  -------------

Operating Income             $     (6.8)     $    13.9        $     29.1      $    48.0
                            ============   ============     =============  =============


Kansas City Southern Railway
Carloadings By Commodity - Year Ended December 31, 2003
Dollars in Thousands

                        Carloadings                                                          Revenue

            Year to Date                                                                  Year to Date
-----------------------------------       %                                    -----------------------------------        %
     2003                   2002        Change                                      2003                   2002          Change
------------           ------------                                            ------------           ------------

                                                    Coal
    188,227                205,543      (8.4)%        Unit Coal                   $ 90,918               $ 98,670       (7.9)%
      3,141                  4,487     (30.0)%        Other Coal                     1,756                  2,510      (30.0)%
------------           ------------                                            ------------           ------------
    191,368                210,030      (8.9)%                  Total               92,674                101,180       (8.4)%
------------           ------------                                            ------------           ------------

                                                   Chemical & Petroleum
                                                   Products
      5,931                  5,846       1.5%         Agri Chemicals                 3,911                  4,213       (7.2)%
     15,052                 14,587       3.2%         Gases                         15,031                 14,415        4.3%
     23,589                 22,110       6.7%         Organic                       23,800                 23,318        2.1%
     21,845                 20,601       6.0%         Inorganic                     23,048                 21,816        5.6%
     54,610                 53,306       2.4%         Petroleum                     37,169                 37,894       (1.9)%
     18,955                 28,977     (34.6)%        Plastics                      20,883                 29,056      (28.1)%
------------           ------------                                            ------------           ------------
    139,982                145,427      (3.7)%                 Total               123,842                130,712       (5.3)%
------------           ------------                                            ------------           ------------

                                                   Agriculture and Minerals
     45,002                 46,753      (3.7)%        Domestic Grain                36,742                 37,121       (1.0)%
     21,279                 13,933      52.7%         Export Grain                  17,682                 11,268       56.9%
     31,979                 28,194      13.4%         Food Products                 26,387                 24,190        9.1%
     25,755                 22,236      15.8%         Ores and Minerals             14,764                 12,569       17.5%
     16,571                 15,417       7.5%         Stone, Clay & Glass           12,916                 12,027        7.4%
------------           ------------                                            ------------           ------------
    140,586                126,533      11.1%                  Total               108,491                 97,175       11.6%
------------           ------------                                            ------------           ------------

                                                   Paper & Forest Products
     94,824                 88,162       7.6%         Pulp/Paper                    75,784                 67,556       12.2%
      7,224                  6,402      12.8%         Scrap Paper                    4,445                  3,842       15.7%
     30,009                 31,215      (3.9)%        Pulpwood/Logchips             13,816                 13,448        2.7%
     30,241                 27,448      10.2%         Lumber/Plywood                29,330                 25,753       13.9%
     17,987                 18,066      (0.4)%        Metal/Scrap                   15,192                 14,832        2.4%
      5,974                  6,897     (13.4)%        Military/Other Carloads        7,570                  9,358      (19.1)%
------------           ------------                                            ------------           ------------
    186,259                178,190       4.5%                  Total               146,137                134,789        8.4%
------------           ------------                                            ------------           ------------

                                                   Intermodal & Automotive
      6,980                 12,899     (45.9)%        Automotive                     5,595                  9,297      (39.8)%
    303,507                274,473      10.6%         Intermodal                    53,474                 50,641        5.6%
------------           ------------                                            ------------           ------------
    310,487                287,372       8.0%                  Total                59,069                 59,938       (1.4)%
------------           ------------                                            ------------           ------------

    968,682                947,552       2.2%      TOTAL FOR BUSINESS UNITS        530,213                523,794        1.2%

     39,342                 39,929      (1.5)%     Haulage                          10,518                 10,025        4.9%

     (3,544)                (6,079)     41.7%      Adjustments                      (1,025)                (5,090)      79.9%
------------           ------------                                            ------------           ------------
  1,004,480                981,402       2.4%                TOTAL               $ 539,706              $ 528,729        2.1%
============           ============                                            ============           ============








Kansas City Southern Railway
Carloadings By Commodity - Fourth Quarter 2003
Dollars in Thousands

                               Carloadings                                            Revenue

       Fourth Quarter                                                                 Fourth Quarter
---------------------------      %                                             ---------------------------      %
     2003           2002       Change                                               2003           2002       Change
------------   ------------                                                    ------------   ------------
                                            Coal
     49,110         53,340     (7.9)%         Unit Coal                           $ 22,368       $ 25,763      (13.2)%
        766          1,334    (42.6)%         Other Coal                               436            762      (42.8)%
------------   ------------                                                    ------------   ------------
     49,876         54,674     (8.8)%                          Total                22,804         26,525      (14.0)%
------------   ------------                                                    ------------   ------------

                                           Chemical & Petroleum Products
      1,643          1,442     13.9%          Agri Chemicals                         1,053          1,040        1.3%
      3,936          3,916      0.5%          Gases                                  4,015          3,946        1.7%
      7,029          5,271     33.4%          Organic                                6,268          5,844        7.3%
      5,354          5,448     (1.7)%         Inorganic                              5,866          5,520        6.3%
     13,334         13,054      2.1%          Petroleum                              9,172          8,931        2.7%
      4,283          6,997    (38.8)%         Plastics                               4,918          7,298      (32.6)%
------------   ------------                                                    ------------   ------------
     35,579         36,128     (1.5)%                          Total                31,292         32,579       (4.0)%
------------   ------------                                                    ------------   ------------

                                           Agriculture and Minerals
     12,130         12,112      0.1%          Domestic Grain                         9,984         10,233       (2.4)%
      8,059          4,151     94.1%          Export Grain                           7,143          3,213      122.3%
      7,036          7,432     (5.3)%         Food Products                          6,137          6,412       (4.3)%
      6,641          5,837     13.8%          Ores and Minerals                      3,810          3,336       14.2%
      4,211          3,493     20.6%          Stone, Clay & Glass                    3,328          2,839       17.2%
------------   ------------                                                    ------------   ------------
     38,077         33,025     15.3%                           Total                30,402         26,033       16.8%
------------   ------------                                                    ------------   ------------

                                           Paper & Forest Products
     23,985         22,554      6.3%          Pulp/Paper                            19,541         17,858        9.4%
      2,040          1,805     13.0%          Scrap Paper                            1,227          1,134        8.2%
      7,258          6,791      6.9%          Pulpwood/Logs/Chips                    3,380          3,336        1.3%
      7,380          6,579     12.2%          Lumber/Plywood                         7,148          6,570        8.8%
      4,405          4,162      5.8%          Metal/Scrap                            3,536          3,345        5.7%
      1,249          1,472    (15.1)%         Military/Other carloads                1,411          1,789      (21.1)%
------------   ------------                                                    ------------   ------------
     46,317         43,363      6.8%                           Total                36,243         34,032        6.5%
------------   ------------                                                    ------------   ------------

                                           Intermodal & Automotive
      1,755          1,722      1.9%          Automotive                             1,450          1,497       (3.1)%
     79,200         63,078     25.6%          Intermodal                            13,885         12,110       14.7%
------------   ------------                                                    ------------   ------------
     80,955         64,800     24.9%                           Total                15,335         13,607       12.7%
------------   ------------                                                    ------------   ------------

    250,804        231,990      8.1%       TOTAL FOR BUSINESS UNITS                136,076        132,776        2.5%

      9,573          9,715     (1.5)%       Haulage                                  2,574          2,480        3.8%

       (735)        (1,145)    35.8%       Adjustments                                   -         (1,275)     100.0%
------------   ------------                                                    ------------   -----------

    259,642        240,560      7.9%                         TOTAL               $ 138,650     $  133,981        3.5%
============   ============                                                    ============   ===========


KANSAS CITY SOUTHERN
CONSOLIDATED BALANCE SHEETS                                      PRELIMINARY
(DOLLARS IN MILLIONS)




                                           DECEMBER 31,          DECEMBER 31,
                                               2003                  2002
                                               ----                  ----
                                           (UNAUDITED)
ASSETS
  Cash                                       $     135.4          $       19.0
  Accounts receivable                              114.6                 118.5
  Inventories                                       36.8                  34.2
  Other current assets                              21.3                  44.5
                                         ----------------      ----------------
     Total current assets                          308.1                 216.2

  Investments                                      441.7                 423.1
  Properties, net of depreciation                1,362.5               1,337.4
  Other assets                                      39.6                  32.1
                                         ----------------      ----------------
      Total assets                           $   2,151.9          $    2,008.8
                                         ================      ================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current portion of long-term debt          $       9.9          $       10.0
  Accounts payable                                  36.7                  47.7
  Accrued liabilities                              128.2                 128.6
                                         ----------------      ----------------
     Total current liabilities                     174.8                 186.3

  Long-term debt                                   513.5                 572.6
  Deferred income taxes                            391.5                 392.8
  Other                                            109.4                 104.2
  Stockholders' equity                             962.7                 752.9
                                         ----------------      ----------------
    Total liabilities and stockholders'
      equity                                 $   2,151.9          $    2,008.8
                                         ================      ================